UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2023

TLGY Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41101	98-1603634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	4001 Kennett Pike, Suite 302 Wilmington, DE	19807
	(Address of principal executive offices)	(Zip Code)

(1) 302-803-6849

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	TLGYU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	TLGY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TLGYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2023, shareholders of TLGY Acquisition Corporation (the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), where the shareholders of the Company approved by special resolution an amendment (the “Charter Amendment”) to the Amended and Restated Memorandum and Articles of Association of the Company (the “Charter”) to (i) cancel the three-month automatic extension period to which TLGY was entitled in case it filed a preliminary proxy statement, registration statement or similar filing for a business combination with one or more businesses, which we refer to as the “business combination,” during (x) the 15-month period from the consummation of the Company’s initial public offering that was consummated on December 3, 2021, which we refer to as the “IPO”, or (y) any paid extension period, to consummate a business combination, and (ii) modify the monthly amount that TLGY Sponsors LLC, our sponsor (the “Sponsor”) or its affiliates or designees must deposit into the Company’s trust account in order to extend the period of time to consummate a business combination by one month, up to six times, in the event that the Company does not consummate a business combination within 15 months from the consummation of the IPO, if requested by the Sponsor and accepted by the Company, from $0.033 to the lesser of $0.04 per outstanding share and $200,000, and increase the maximum number of such extensions from up to six times to up to nine times.

A copy of the special resolution adopting the Charter Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Extraordinary General Meeting, the following proposal was considered and acted upon by the shareholders of the Company: a proposal to approve by special resolution the Charter Amendment (the “Charter Amendment Proposal”). The number of votes cast for or against, as well as the number of abstentions as to each proposal, are set forth below.

Charter Amendment Proposal

Votes For	Votes Against	Abstentions
20,488,484	907,443	0

Accordingly, the Charter Amendment Proposal was approved.

As there were sufficient votes at the time of the Extraordinary General Meeting to approve the above proposal by special resolution, the Adjournment Proposal, which had been previously voted on by proxy, was not presented to shareholders at the Extraordinary General Meeting.

Item 8.01	Other Events.

In connection with the votes to approve the Charter Amendment Proposal, 15,681,818 ordinary shares of the Company were rendered for redemption. The ordinary shares will be redeemed at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account deposits (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding ordinary share. The per-share redemption amount has been calculated to be approximately $10.40 per share.

Our amended and restated memorandum and articles of association provide that we will have only within 15 months from the closing of our IPO (or up to 24 months as described in more detail in this report, as applicable) to complete our initial business combination (the “Termination Date”).

On February 24, 2023, the Company notified Continental Stock Transfer & Trust Company of its intention to extend the Termination Date by an additional month, subject to our sponsor or its affiliates or designees depositing $200,000 into the trust account, on the prior date of the Termination Date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
3.1	Copy of the special resolution amending Article 49.7 of the Amended and Restated Memorandum and Articles of Association, adopted by shareholders of the Company on February 23, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLGY Acquisition Corporation

Date: February 27, 2023	By:	/s/ Jin-Goon Kim
	Name:	Jin-Goon Kim
	Title:	Chairman and Chief Executive Officer